Exhibit 10(z)

CRACKER BARREL OLD COUNTRY STORE, INC.

and

SUBSIDIARIES

FY 202[  ] Long Term Incentive Program

Time-Based RSU Award Notice

Effective                (the “Grant Date”), the undersigned grantee,                      (“Grantee”) has been granted an Award opportunity as set forth below pursuant to the Cracker Barrel Old Country Store, Inc. FY 202__ Long Term Performance Program (the “Program"). The terms and conditions of the Award shall be governed by the Cracker Barrel Old Country Store, Inc. (the “Company”) 2020 Omnibus Stock and Incentive Plan (the "Omnibus Plan") and the Program. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Omnibus Plan or the Program, as the case may be.

Form of Award:	Time Based RSU

Number of RSUs of Target Award:

Vesting Date	1/3rd of the shares will vest on each of the following vesting dates: [ ], [ ], and [ ]

As more fully described in the Program, except as otherwise provided in the Program, Grantee’s receipt of any portion of the Time-based RSU Award shall be conditioned on Grantee remaining continuously employed by the Company (or an Affiliate) from the Grant Date until the end of each Vesting Date as set forth above.

The Company is entitled to recover any incentive compensation awarded or paid pursuant to this Time-based RSU Award based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics not derived from audited GAAP financial statements used by the Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault. This recoupment policy shall apply to any incentive compensation earned or paid to Grantee pursuant to the Program, including compensation paid in Shares. Subsequent changes in status, including retirement or termination of employment, do not affect the Company’s rights to recover compensation under this policy.

The Company may set off the amounts of any such required recoupment against any amounts otherwise owed by the Company to Grantee as determined by the Committee.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Award Notice has been issued pursuant to the Company’s Omnibus Plan and the Program, both of which have been made available to the Grantee and made a part of this document.

Grantee:	Cracker Barrel Old Country Store, Inc.:

By:
Name:
Title:

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